Exhibit 10.14
RANGER ENERGY SERVICES, INC.
AMENDMENT TO
PERFORMANCE STOCK UNIT AWARD INCENTIVE AGREEMENT
THIS AMENDMENT TO PERFORMANCE STOCK UNIT AWARD INCENTIVE AGREEMENT (this “Amendment”) is made and entered into by and between Ranger Energy Services, Inc., a Delaware corporation (the “Company”) and [●], an individual and employee of the Company (the “Grantee”), as of the [xx]th day of [●], 2025 (the “Amendment Date”), subject to the terms and conditions of the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan, as it may be amended from time to time thereafter (the “Plan”) and the Ranger Energy Services, Inc. Performance Stock Unit Award Incentive Agreement dated [●], by and between the Company and the Grantee (the “Agreement”). The Plan and the Agreement are hereby incorporated herein in their entirety by this reference. Capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Plan or the Agreement, as applicable.
WHEREAS, Grantee previously received a Performance-Based Stock-Based Award subject to the terms of the Agreement and the Plan; and
WHEREAS, pursuant to Section 10 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may amend any Award and any Award Agreement; and
WHEREAS, on the Amendment Date, the Committee determined that it was advisable and in the best interests of the Company and its stockholders, and within its power and authority under the Plan, to amend the Agreement pursuant to this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Grantee hereby agree as follows:
1.Section 3(c) of the Agreement is hereby amended to read in its entirety as follows:
“(c) Absolute RNGR Stock Price. The second Performance Criterion is the Absolute Total Shareholder Return (the “Absolute TSR”) as defined in Exhibit A to this Agreement (the “Absolute TSR Criterion”). The Company’s Absolute TSR will be measured using the dividend-adjusted VWAP of the Company’s shares for the 30 consecutive trading days immediately preceding the beginning of the Performance Period, and such initial dividend-adjusted VWAP calculation will be compared with the dividend-adjusted VWAP of the Company’s shares for the last 30 consecutive trading days immediately preceding the end of the Performance Period to determine the payout. The Absolute TSR Criterion is one-hundred percent (100%) of the total weighting for fifty percent (50%) of the Performance Stock Units awarded under this Agreement.” As used herein, “VWAP” means volume-weighted average price.
2.All references to “VWAP” set forth in Section 3(f) of the Agreement are hereby amended to refer to “dividend-adjusted VWAP.”

3.Section 2 of Exhibit A of the Agreement is hereby amended to read in its entirety as follow:
“2. Absolute TSR. Absolute TSR is the Performance Criterion applicable to the balance of the Performance Stock Units and is determined by subtracting the dividend-adjusted VWAP of the Company’s shares for the first 30 consecutive trading days immediately preceding the beginning of the applicable period from the dividend-adjusted VWAP of the Company’s shares for the 30 consecutive trading days immediately preceding the end of the applicable period. This difference will then be divided by the dividend-adjusted VWAP of the Company’s shares for the first 30 consecutive trading days immediately preceding the beginning of the applicable period and multiplied by 100 to determine the Absolute TSR as a percent of growth in the stock price over the applicable period. The Company’s Absolute TSR is a Performance Criterion that will not be compared to similar Peer Company performance over the applicable period.
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    IN WITNESS WHEREOF, this Amendment is hereby approved and executed as of the Amendment Date

RANGER ENERGERY SERVICES, INC.
By: _________________________________________
Krishna Shivram, Compensation Committee Chair

GRANTEE
_____________________________________________
[Name]